As filed with the Securities and Exchange Commission on January 17, 2008
                    Registration No. 333-124754

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0727173

(State of Incorporation)	(I.R.S. Employer Identification No.)
10182 Telesis Court, 6th Floor
San Diego, California 92121
(858) 546-0040
(Address of Principal Executive Offices)

Avivo Corporation 1999 Equity Incentive Plan
(Full Title of the Plan)

James W. MacIntyre, IV
Chief Executive Officer
Visual Sciences, Inc.
10182 Telesis Court, 6th Floor
San Diego, California 92121
(858) 546-0040
(Name and Address of Agent for Service)

With a Copy to:
Barry M. Clarkson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-124754), filed on May 10, 2005, pertaining to Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) Common Stock.
     The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 17, 2008.

VISUAL SCIENCES, INC.
By:	/s/ Andrew S. Greenhalgh
	Name:	Andrew S. Greenhalgh
	Title:	Senior Vice President, General Counsel and Secretary